Exhibit 1.1

                            AGENCY OFFERING AGREEMENT

         THIS AGREEMENT dated for reference September ___, 2004 is made

         BETWEEN

                  GREAT AMERICAN MINERALS, INC., 9051 South 1075 West, Ste B-301, West Jordan, Utah 84088

                                                                 (the "Issuer");

         AND

                  CANACCORD CAPITAL CORPORATION, 2200-609
                  Granville Street, Vancouver, British Columbia, V7Y 1Y2


                                                                  (the "Agent").

WHEREAS:

A. The Issuer wishes to raise money for the purposes set forth in its Prospectus, which is to be filed by the Issuer with the Commissions and the Exchange, by offering for sale certain of its securities;

B. The Issuer wishes to appoint the Agent to distribute those securities and the Agent is willing to accept the appointment on the terms and conditions of this Agreement; THE PARTIES to this Agreement therefore agree:

1.       DEFINITIONS

In this Agreement:

         (a) "1933 Act" means the United States Securities Act of 1933, as amended;

         (b) "Agent's Fee" means the fee which is set out in this Agreement and which is payable by the Issuer to the Agent in consideration of the services performed by the Agent under this Agreement;

         (c) "Agent's Shares" means the common shares of the Issuer to be issued to the Agent as part of the Agent's Units;

         (d) "Agent's Units" means the units of the Issuer which may be issued to the Agent as part of the Agent's Fee having the terms provided in this Agreement;

         (e) "Agent's Warrants" means the common share purchase warrants of the Issuer issued to the Agent as part of the Agent's Fee;

         (f) "Agent's Warrant Shares" means any common shares in the capital of the Issuer that may be issued on exercise of the Agent's Warrants;

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         (g)      "Applicable Legislation" means the securities acts in the
                  Selling Provinces, the regulations and rules made thereunder, and all administrative policy statements, blanket orders, notices, directions and rulings issued by the Commissions;

         (h) "Certificates" means the certificates representing the Shares, Warrants, Agent's Shares, Agent's Warrants and Corporate Finance Shares;

         (i) "Closing" means the closing of the purchase and sale, and the issuance by the Issuer of the Units;

         (j) "Closing Day" means the day which falls 10 days after the Offering Day;

         (k) "Commissions" means the securities commission or equivalent regulatory authority in the Selling Provinces;

         (1) "Corporate Finance Fee" means the Fee to be paid to the Agent by the Issuer in consideration of corporate finance and structuring services provided by the Agent;

         (m) "Corporate Finance Shares" means the previously unissued common shares of the Issuer which will be issued as part of the Corporate Finance Fee;

         (n) "Distribution" means the distribution or sale of the Securities pursuant to this Agreement and includes the distribution of the Agent's Warrants, Agent's Shares and Corporate Finance Shares;

         (o) "Effective Date" means the date on which the final receipt for the Prospectus is issued by the Commissions;

         (p)      "Exchange" means the TSX Venture Exchange;

         (q) "Exchange Act" means the United States Exchange Act of 1934 as amended;

         (r) "Material Change" has the meaning defined in the Applicable Legislation;

         (s) "Material Fact" has the meaning defined in the Applicable Legislation;

         (t) "Misrepresentation" has the meaning defined in the Applicable Legislation;

         (u) "Offering" means the offering of the Units under the Prospectus;

         (v) "Offering Day" means the day chosen by the Agent to contract the purchases of Units by the Purchasers;

         (w)      "Offering Price" means $0. 50 per Unit;

         (x)      "Proceeds" means the gross proceeds of the Offering, less:

                  (i) that portion of the Agent's Fee which is payable in cash;

                  (ii) the cash portion of the Corporate Finance Fee which has not yet been paid;

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                  (iii)    the expenses of the Agent in connection with the
                           Offering which have not been repaid by the Issuer;
                           and

                  (iv)     any amount already received by the Issuer.

         (y) "Prospectus" means the preliminary prospectus and the final prospectus filed or intended to be filed by the Issuer with the Regulatory Authorities in connection with the Offering and any amendments to the preliminary prospectus and final prospectus which may be filed with the Regulatory Authorities;

         (z) "Registration Statement" means a registration statement prepared on Form SB-2 intended to be filed by the Issuer with the SEC in connection with the Offering, including any amendments;

         (aa) "Regulatory Authorities" means the Commissions and the Exchange;

         (bb) "SEC" means the Securities and Exchange Commission of the United States of America;

         (cc) "Securities" means the Units, Shares, Warrants, Warrant Shares, Agent's Shares, Agent's Warrants, Agent's Warrant Shares, and Corporate Finance Shares;

         (dd)     "Selling Provinces" means British Columbia, Alberta and
                  Ontario;

         (ee) "Shares" means the previously unissued common shares in the capital of the Issuer, as presently constituted, which will be issued as part of the Units;

         (ff) "Units" means the units of the Issuer to be offered by the Issuer pursuant to this Agreement having the terms provided in this Agreement;

         (gg) "Warrants" means the transferable share purchase warrants of the Issuer which will be issued as part of the Units and which have the terms provided in this Agreement and the certificates representing such share purchase warrants; and

         (hh) "Warrant Shares" means the previously unissued common shares in the capital of the Issuer, as presently constituted, which will be issued upon the exercise of the Warrants.

2.       APPOINTMENT OF AGENT

The Issuer appoints the Agent as its exclusive agent and the Agent accepts the appointment and will act as the exclusive agent of the Issuer to offer, on a commercially reasonable efforts basis, up to 5, 000, 000 Units for sale under the Prospectus at the Offering Price.

3.       FILING OF PROSPECTUS

3.1 The Issuer will provide the Agent with a draft preliminary Prospectus as soon as practicable.

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3.2 As soon as practicable after the Agent has indicated that it is satisfied with the form and substance of the draft preliminary Prospectus, the Issuer will cause the Prospectus to be filed with the Regulatory Authorities, will deliver all necessary copies of the Prospectus to the Regulatory Authorities and will use its best efforts to have the Prospectus accepted by the Regulatory Authorities.

3.3 The Issuer will provide the Agent with as many copies of the Prospectus as the Agent reasonably requests.

3.4 Delivery of the Prospectus and any amendment thereto shall constitute a representation and warranty by the Issuer to the Agent that all information and statements (except information and statements relating solely to the Agent) contained in the Prospectus and any amendment thereto are true and correct in all material respects at the time of delivery thereof and contain no Misrepresentations and constitute full, true and plain disclosure of all Material Facts relating to the Issuer and the Securities and that no Material Fact or material information has been omitted therefrom (except facts of information relating solely to the Agent) which is required to be stated therein or is necessary to make statements of information contained therein not misleading in light of the circumstances under which they were made. Such delivery shall also constitute the Issuer's consent to the Agent's use of the Prospectus, any amendment thereto and any other documents supplied to the Agent by the Issuer for the purpose of the sale of Units in the Selling Provinces in compliance herewith and with the Applicable Legislation.

4.       FILING OF REGISTRATION STATEMENT

4.1 The Issuer will provide the Agent with a draft Registration Statement as soon as practicable.

4.2 As soon as practicable after the Agent has indicated that it is satisfied with the form and substance of the Registration Statement, the Issuer will file the Registration Statement with the SEC. The Issuer will promptly advise the Agent when the Registration Statement has become effective.

4.3 From and after the Effective Date until the Closing Day, and for such longer period as any of the Warrants or Agent's Warrants remain outstanding (the "Specified Period"), the Issuer will ensure that the Registration Statement:

         (a) complies in all material respects with the 1933 Act and the rules promulgated thereunder;

         (b) constitutes full, true and plain disclosure of all material facts relating to the Issuer and to the Securities; and

         (c) does not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.4 The Issuer will use its best efforts to cause the Registration Statement, and any amendment thereto, to remain effective continuously through the Specified Period. If the Issuer uses Rule 430A, or the filing of the prospectus included in the Registration Statement is

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otherwise required under Rule 424(b) of the 1933 Act, the Issuer will file such prospectus (properly completed if Rule 430A has been used) pursuant to Rule 420(b) within the prescribed time period and will provide satisfactory evidence to the Agent of such timely filing. During the Specified Period, the Issuer:

         (a) will not file any amendment of the Registration Statement or amendment or supplement to the prospectus included therein unless the Issuer has furnished such amendment or supplement to the Agent prior to filing, and will not file any such amendment or supplement to which the Agent reasonably objects;

         (b) will advise the Agent of any request by the SEC for any amendment to the Registration Statement, or any supplement to the prospectus included therein or for any additional information;

         (c) will advise the Agent when any amendment to the Registration Statement or supplement to the prospectus included therein shall have been filed and when it has become effective;

         (d) will advise the Agent of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and will use its best efforts to prevent the issuance of any such stop order;

         (e) will advise the Agent of its receipt of any notification with respect to the suspension of the qualification of the Securities for trading in any jurisdiction, or the institution or threatening of any proceeding for such purpose, and will use its best efforts to prevent such suspension;

         (f) will comply, at its own expense, with all requirements imposed upon it by the SEC, the 1933 Act, the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, so far as necessary to permit the continuance of sales or dealing in the Securities in accordance with the certificates representing the Warrants, the Agent's Warrants and this Agreement.

4.5 The Issuer will, as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, make generally available (within the meaning of Section 11 (a) of the 1933 Act) to its securityholders and to the Agent an earnings statement or statements of the Issuer which will satisfy the provisions of Section ll(a) of the 1933 Act and Rule 158 promulgated thereunder, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

4.6 The Issuer will timely file with the SEC an appropriate form to register the Securities pursuant to Section 12(g) of the Exchange Act, and comply with all registration, filing and reporting requirements of the Exchange Act which may be applicable to the Issuer.

4.7 Neither the Issuer nor the Agent will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, whether under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the

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Issuer to facilitate the sale or resale of the Shares, the Warrant Shares, the
Agent's Shares, the Agent's Warrant Shares or the Corporate Finance Shares.

5.       LISTING APPLICATION AND CONDUCT OF THE OFFERING

5.1 Prior to the Closing Day, the Issuer will make application to list the Shares, Warrant Shares, Agent's Shares, Agent's Warrant Shares, and Corporate Finance Shares on the Exchange and conditional approval of such application must be obtained from the Exchange prior to Closing.

5.2 Following the Effective Date and after consulting with the Exchange, the Issuer and the Agent will set the Offering Day.

5.3 The Offering Day will be on or before the earlier of the day which is: (a) 90 days after the Effective Date; and (b) 12 months after the date of the issue by the Commissions of the preliminary receipt for the Prospectus.

5.4 Immediately after the Offering Day, the Issuer shall take all necessary steps to complete and file with the Exchange its application for listing with all other documentation required by the Exchange, to allow for the listing and posting for trading of the common shares of the Issuer on the Exchange, which is to occur no earlier than 10 business days after the Offering Day unless otherwise agreed to by the Agent.

5.5 The Agent will advise the Issuer and its counsel in writing when the Distribution under the Prospectus is complete.

6.       OPINIONS AND CERTIFICATES

6.1 On the Effective Date, the Issuer will deliver the following documents to the Agent and its counsel in a form acceptable to them:

         (a) a comfort letter from the auditor of the Issuer, dated as of the date of the Prospectus and addressed to the Agent and its counsel, relating to the accuracy of the financial statements forming part of the Prospectus and the accuracy of the financial, numerical and certain other information disclosed in the Prospectus;

         (b) an opinion of counsel for the Issuer, dated as of the Effective Date and addressed to the Agent and its counsel, relating to any legal matter in connection with the creation, issuance and sale of the Securities for which the Agent may reasonably request an opinion (the "Legal Opinion");

         (c) a certificate of the Issuer, dated as of the Effective Date and signed by the president of the Issuer and the chief financial officer of the Issuer or such other officers of the Issuer approved by the Agent, certifying certain facts relating to the Issuer and its affairs (the "Officers' Certificate"); and

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         (d)      any other certificates, comfort letters or opinions in
                  connection with any matter related to the Prospectus which are reasonably requested by the Agent or its counsel.

6.2 On Closing, the Issuer will provide the Agent and its counsel with evidence of the necessary approval of the Regulatory Authorities for the Offering, the Legal Opinion and the Officers' Certificate updated to the Closing Day.

7.       AGENT'S FEE

7.1 In consideration of the services performed by the Agent under this Agreement, the Issuer agrees to pay to the Agent on Closing an Agent's Fee consisting of:

         (a) a commission equal to 10% of the gross proceeds received by the Issuer from the sale of the Units, one-half of which will be paid in cash and one-half of which will be paid in cash or Agent's Units, at the election of the Agent; and

         (b) that number of Agent's Warrants which is equal to 20% of the number of Units sold on such Closing.

7.2 Each Agent's Unit will consist of one Agent's Share and one Agents' Warrant.

7.3 Each Agent's Warrant will entitle the holder, on exercise, to purchase one Agent's Warrant Share at a price of $0. 65 per Agent's Warrant Share.

7.4 The right to purchase an Agent's Warrant Share under an Agent's Warrant may be exercised at any time until the close of business on the day which is one year from the date such Agent's Warrant was issued to the holder.

7.5 The Issuer agrees to pay a Corporate Finance Fee to the Agent by the issuance of 250, 000 Corporate Finance Shares on the Closing and by the cash payment of $30, 000 as follows:

         (a)      as to $15, 000 on August 26, 2003 (paid);

         (b)      as to $7, 500 upon filing of the preliminary Prospectus; and

         (c)      as to $7, 500 on the Closing.

7.6 The Agent's Warrants will be represented by certificates, and will be non-transferable except as permitted by Applicable Legislation and any order granted by the Commissions.

7.7 The terms governing the Agent's Warrants will include, among other things, provisions for the appropriate adjustment in the class, number and price of the Agent's Warrant Shares upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the shares, the payment of stock dividends or the amalgamation of the Issuer.

7.8 In the event the Agent is willing to proceed with the Distribution but the Issuer precludes the Agent from completing the Distribution, notwithstanding anything else in this Agreement, the Corporate Finance Fee shall be payable to the Agent.

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8.       THE UNITS

Each Unit will consist of one Share and one Warrant and the Shares and Warrants will be issued and registered in accordance with the instructions of the Agent.

9.       WARRANTS

9.1 The Warrants will be non-transferable and will be registered in accordance with the instructions of the Agent.

9.2 The Warrants may be exercised at any time up to the close of business one year from the Closing Day. Two Warrants will entitle the holder to purchase one Warrant Share of the Issuer at a price of $0. 65 per Warrant Share.

9.3 The terms governing the Warrants will include, among other things, provisions for the appropriate adjustment in the class, number and price of the Warrant Shares of the Issuer issuable under the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the common shares of the Issuer, the payment of stock dividends or the amalgamation of the Issuer.

9.4 The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, nor from issuing additional securities or rights during the period within which the Warrants are exercisable.

10.      MINIMUM SUBSCRIPTION

10.1 The Offering is subject to a minimum subscription of 3, 000, 000 Units.

10.2 All funds received by the Agent for subscription will be held in trust by the Agent or placed in trust with the Issuer's registrar and transfer agent until the minimum subscription has been obtained.

10.3 Notwithstanding any other term of this Agreement, all subscription funds received by the Agent will be returned to the subscribers if the minimum subscription is not obtained by 5: 00 p. m. (Vancouver time) on the Offering Day.

11.      CLOSING

11.1 The Closing will take place on the Closing Day.

11.2 On Closing, the Issuer will deliver the Certificates, through its registrar and transfer agent, to the Agent against payment of the Proceeds.

11.3 If the Issuer has satisfied all of its obligations under this Agreement, on Closing, the Agent will pay the Proceeds to the Issuer through its registrar and transfer agent, against delivery of the Certificates.

11.4 The obligation of the Agent to pay the Proceeds to the Issuer shall be subject to the following conditions precedent:

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         (a)      the Issuer shall have performed or complied with each covenant and obligation herein provided on its part to be performed or complied with;

         (b) each of the representations and warranties of the Issuer herein shall continue to be true, and the Officers' Certificate shall contain certification to that effect;

         (c) the Registration Statement shall have been declared effective; and (d) the Issuer shall have, to the satisfaction of the Agent's counsel, taken or caused to be taken all steps and proceedings which may be requisite under the Applicable Legislation to qualify the Distribution of the Units to the public in the Selling Provinces through registrants who have complied with the provision of the Applicable Legislation, including the filing and the obtaining of receipts for the Prospectus.

12.      MATERIAL CHANGES

12.1 If, after the Prospectus is filed with the Regulatory Authorities but before the Closing, a Material Change or change in a Material Fact occurs in the affairs of the Issuer, the Issuer will:

         (a) notify the Agent immediately, in writing, with full particulars of the change;

         (b) file with the Regulatory Authorities as soon as practicable, and in any event no later than 10 days after the change occurs, an amendment to the Prospectus in a form acceptable to the Agent disclosing the material change;

         (c) file with the SEC as soon as practicable, an amendment to the Registration Statement disclosing the material change; and

         (d) provide as many copies of the applicable amendments to the Agent as the Agent may reasonably request.

12.2 The Issuer shall in good faith discuss with the Agent any fact or change in circumstances (actual and anticipated, contemplated or threatened, whether financial or otherwise) which is of such a nature that there is reasonable doubt as to whether notice in writing need be given to the Agent pursuant to the previous Subsection.

13.      TERMINATION

13.1 The Agent may terminate its obligations under this Agreement by notice in writing to the Issuer at any time before the Closing if:

         (a) there is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Agent, seriously affects or will seriously affect the financial markets or the business of the Issuer or any subsidiary of the Issuer or the ability of the Agent to perform its obligations under this Agreement or an investor's decision to purchase Units;

         (b) an adverse Material Change or change in a Material Fact relating to any of the Securities occurs or is announced by the Issuer;

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         (c)      following a consideration of the history, business, products, property or affairs of the Issuer or its principals and promoters, or the state of the financial markets in general, or the state of the market for the Issuer's securities in particular, or the possibility of investors exercising their statutory rights to withdraw from the purchase of the Units, the Agent determines, in its discretion, that it is not in the interest of investors to complete the Offering;

         (d) the Units cannot, in the opinion of the Agent, be marketed due to the state of the financial markets, or the market for the Units in particular; or

         (e) an enquiry or investigation (whether formal or informal) in relation to the Issuer, or the Issuer's directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority.

13.2 The Agent may terminate its obligations under this Agreement at any time if:

         (a) any order to cease trading (including communicating with persons in order to obtain expressions of interest) in the securities of the Issuer is made by a competent regulatory authority and that order is still in effect;

         (b)      the Issuer is in breach of any term of this Agreement;

         (c) the Agent determines that any of the representations or warranties made by the Issuer in this Agreement is false or has become false.

13.3 If the Agent exercises its right to terminate this Agreement, then the Issuer will immediately issue a press release setting out particulars of the termination.

13.4 This Agreement will terminate if a final receipt for the Prospectus is not issued by the Commissions within 120 days of the reference date of this Agreement.

14.      WARRANTIES AND REPRESENTATIONS

14.1 The Issuer warrants and represents to the Agent that:

         (a) the Issuer and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

         (b) the Issuer and its subsidiaries, if any, are duly registered and licenced to carry on business or own property in the jurisdictions in which they carry on business or own property where so required by the laws of that jurisdiction;

         (c) the authorized and issued capital of the Issuer is as disclosed in the Prospectus and the issued and outstanding common shares of the Issuer are fully paid and non-assessable;

         (d) the Issuer will reserve or set aside sufficient common shares in its treasury to issue the Shares, Warrant Shares, Agent's Shares, Agent's Warrant Shares, and Corporate Finance Shares;

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         (e)      except as qualified by the Prospectus and Registration
                  Statement, the Issuer is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Prospectus and Registration Statement; all agreements by which the Issuer holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

         (f) the Prospectus and the Registration Statement will contain full, true and plain disclosure of all Material Facts in relation to the Issuer, its subsidiaries (if any), its business and its securities, will contain no Misrepresentations, will be accurate in all material respects and will omit no fact, the omission of which will make such representations misleading or incorrect;

         (g) the financial statements of the Issuer which form part of the Prospectus have been prepared in accordance with Canadian generally accepted accounting principles, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer and its subsidiaries, if any, as at the date of the financial statements and there have been no adverse material changes in the financial position of the Issuer since that date, except as fully and plainly disclosed in the Prospectus;

         (h) the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Applicable Legislation, the 1933 Act, the Exchange Act and the corporate law of the jurisdiction in which it was incorporated in relation to the issue and trading of its securities and in all matters relating to the Offering;

         (i) the issue and sale of the Securities by the Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Issuer is a party;

         (j) except as disclosed in the Prospectus and the Registration Statement, neither the Issuer or its subsidiaries, if any, is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened;

         (k) there are no judgments against the Issuer or any of its subsidiaries, if any, which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer or any of its subsidiaries, if any, is subject;

         (1) this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer and the Issuer has full corporate power and authority to undertake the Offering;

         (m) there is not presently, and will not be until the conclusion of the Distribution, any Material Change or change in any Material Fact relating to the Issuer which has

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                  not been or will not be fully disclosed in the Prospectus and the Registration Statement;

         (n) no order ceasing, halting or suspending trading in securities of the Issuer or prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

         (o) except as disclosed in the Prospectus and the Registration Statement, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its subsidiaries, if any, or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries, if any, to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

         (p) the Issuer and its subsidiaries, if any, have filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith;

         (q) the Issuer and its subsidiaries, if any, have established on their books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or its subsidiaries, if any, except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer or its subsidiaries, if any, which are known by the Issuer's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer or its subsidiaries, if any;

         (r) the Issuer owns or possesses adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and other intellectual property necessary for the business of the Issuer now conducted and proposed to be conducted, without any conflict with or infringement of the rights of others. The Issuer has received no communication or alleging that the Issuer has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the execution or delivery of this Agreement nor the carrying on of the business of the Issuer by the employees of the Issuer, nor the conduct of the business of the Issuer will conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated;

         (s) other than the Agent, no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder's fee in connection with the transactions described herein; and

         (t) the warranties and representations in this Subsection are true and correct and will remain so as of the Closing.

14.2 The Agent warrants and represents to the Issuer that:

         (a) it is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated, continued or amalgamated;

         (b)      it is a member in good standing of the Exchange; and

         (c) it has complied with and will fully comply with the requirements of all applicable securities laws, including, without limitation, the Applicable Legislation and the by-laws and rules of the Exchange, in relation to trading in the Securities and all matters relating to the Offering.

15.      EXPENSES OF AGENT

15.1 The Issuer will pay all of the expenses of the Offering and all the expenses reasonably incurred by the Agent in connection with the Offering including, without limitation, the fees and expenses of the solicitors for the Agent.

15.2 The Issuer will pay the expenses referred to in the previous Subsection even if the Prospectus and this Agreement are not accepted by the Regulatory Authorities or the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or the termination is the result of a breach of this Agreement by the Agent.

15.3 The Agent may, from time to time, render accounts to the Issuer for its expenses for payment on the dates set out in the accounts.

15.4 The Issuer authorizes the Agent to deduct its reasonable expenses in connection with the Offering from the proceeds of the Offering, including expenses for which an account has not yet been rendered to the Issuer.

16.      INDEMNITY

16.1 The Issuer will indemnify the Agent and each of the Agent's agents, directors, officers and employees (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") and save them harmless against all losses, claims, damages or liabilities:

         (a) existing (or alleged to exist) by reason of untrue statements contained in the Prospectus, Registration Statement or other written or oral representation made by the Issuer to an investor in connection with the Offering or by reason of the omission to state in the Prospectus and the Registration Statement any fact necessary to make such statements or representations not misleading (except for information and statements referring solely to the Agent);

         (b) arising directly or indirectly out of any order made by any regulatory authority based upon an allegation that any such untrue statement or representation or omission exists (except for information and statements referring solely to the Agent) including, without limitation, an order that trading in or distribution of the Securities is to cease;

         (c) resulting from the failure by the Issuer to file an amendment to the Prospectus or the Registration Statement as required by this Agreement;

         (d) resulting from the breach by the Issuer of any of the terms of this Agreement;

         (e) resulting from any representation or warranty made by the Issuer herein not being true or ceasing to be true;

         (f) if the Issuer fails to issue and deliver the Certificates in the form and denominations satisfactory to the Agent at the time and place required by the Agent with the result that any completion of a sale of the Securities does not take place; or

         (g) if, following the completion of a sale of any of the Securities, a determination is made by any competent authority setting aside the sale unless that determination arises out of an act or omission by the Agent.

16.2 If any action or claim is brought against an Indemnified Party in respect of which indemnity may be sought from the Issuer pursuant to this Agreement, the Indemnified Party will promptly notify the Issuer in writing.

16.3 The Issuer will assume the defence of the action or claim, including the employment of counsel and the payment of all expenses.

16.4 The Indemnified Party will have the right to employ separate counsel, and the Issuer will pay the reasonable fees and expenses of such counsel.

16.5 The indemnity provided for in this Section will not be limited or otherwise affected by any other indemnity obtained by the Indemnified Party from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability of the Indemnified Party arising out of the transactions contemplated by this Agreement has been extinguished by the operation of law.

16.6 To the extent that any Indemnified Party is not a party to this Agreement, the Agent will obtain and hold the right and benefit of this Section in trust for and on behalf of such Indemnified Party.

17.      RIGHT OF FIRST REFUSAL

17.1 The Issuer will notify the Agent of the terms of any further financing that it requires or proposes to obtain during the period commencing July 29, 2004 and ending 12 months from the Closing Day and the Agent will have the right of first refusal to provide any such financing.

17.2 The right of first refusal must be exercised by the Agent within 15 days following the receipt of the notice by notifying the Issuer that they will provide such financing on the terms set out in the notice.

17.3 If the Agent fails to give notice within the 15 days that it will provide such financing upon the terms set out in the notice, the Issuer will then be free to make other arrangements to obtain financing from another source on the same terms or on terms no less favourable to the Issuer, subject to obtaining the acceptance of the Regulatory Authorities.

17.4 The right of first refusal will not terminate if, on receipt of any notice from the Issuer under this Section, the Agent fails to exercise the right.

18.      ASSIGNMENT AND SELLING GROUP PARTICIPATION

18.1 The Agent will not assign this Agreement or any of its rights under this Agreement or, with respect to the Securities, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agent has obtained the consent of the Issuer and notice has been given to and accepted by the Regulatory Authorities.

18.2 The Agent may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investments dealers, who may or who may not be offered part of the commissions or warrants to be received by the Agent pursuant to this Agreement.

19.      NOTICE

19.1 Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by such party in writing.

19.2 If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery.

19.3 If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

19.4 If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by facsimile transmission or will be delivered.

20.      TIME

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

21.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, covenants and indemnities of the parties contained in this Agreement will survive the closing of the purchase and sale of the Securities.

22.      LANGUAGE

Wherever a singular or masculine expression is used in this Agreement, that expression is deemed to include the plural, feminine or the body corporate where required by the context.

23.      ENUREMENT

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

24.      HEADINGS

The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

25.      COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.

26.      LAW

This Agreement is governed by the law of British Columbia and shall be treated in all respects as a British Columbia contract, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

This document was executed and delivered as of the date given above.

                                           GREAT AMERICAN MINERALS, INC.

                                              Per:______________________________
                                                    Authorized Signatory

                                              Per:______________________________
                                                    Authorized Signatory


                                           CANACCORD CAPITAL CORPORATION

                                              Per:______________________________
                                                    Authorized Signatory

                                              Per:______________________________
                                                    Authorized Signatory